Exhibit 107

CALCULATION OF FILING FEE TABLE
Form S-8
(Form Type)

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share, reserved for issuance under the 2017 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,457,853(1)(4)	$0.93(2)	$1,355,803.29(2)	$.0000927	$125.68
Equity	Common stock, par value $0.001 per share, reserved for issuance under the 2013 Non-Employee Directors’ Equity Incentive Plan	Rule 457(c) and Rule 457(h)	259,495(1)(5)	$0.93(2)	$241,330.35(2)	$.0000927	$22.37
Equity	Common stock, par value $0.001 per share, reserved for issuance under the 2021 Inducement Plan	Rule 457(c) and Rule 457(h)	35,000(1)(6)	$0.93(2)	$32,550(2)	$.0000927	$3.02
Total Offering Amounts					$1,629,683.64(2)		$151.07
Total Fee Offsets							—(3)
Net Fee Due							$151.07

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable under the Plans (as defined below) herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s outstanding common stock, as applicable.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on April 20, 2022, a date within five business days prior to the date of filing of this Registration Statement, for: (i) shares reserved for grant pursuant to the Registrant’s 2017 Equity Incentive Plan (as amended, the “2017 EIP”); (ii) shares reserved for grant pursuant to the Registrant’s 2013 Non-Employee Directors’ Equity Incentive Plan (the “Directors’ EIP”); and (iii) shares reserved for grant pursuant to the Registrant’s 2021 Inducement Plan (as amended, the “2021 Inducement Plan”; and collectively, with the 2017 EIP and the Directors’ EIP, the “Plans”).

(3)	The Registrant does not have any fee offsets.
(4)
Consists of shares that were automatically added to the shares authorized for issuance under the 2017 EIP on January 1, 2021 pursuant to an “evergreen” provision contained in the 2017 EIP. Pursuant to the 2017 EIP, the share reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2018 and ending on (and including) January 1, 2020, to an amount equal to thirteen percent (13%) of the fully diluted shares outstanding on December 31st of the preceding calendar year and commencing on January 1, 2021 and on January 1st of each year thereafter and ending on (and including) January 1, 2027, to an amount equal to seventeen percent (17%) of the fully diluted as of December 31st of the preceding calendar year; provided that the Registrant’s Board of Directors (the “Board”) may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur.

(5)
Consists of shares that were automatically added to the shares authorized for issuance under the Directors’ EIP on January 1, 2021 pursuant to an “evergreen” provision contained in the Directors’ EIP. Pursuant to the Directors’ EIP, the share reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2014 and ending on (and including) January 1, 2023, by an amount equal to two percent (2%) of the fully diluted shares outstanding on December 31st of the preceding calendar year; provided that the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur.

(6)	Consists of shares reserved for grant under the 2021 Inducement Plan pursuant to a First Amendment to the 2021 Inducement Plan that was approved by the Board on April 11, 2022.